UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

Third Point Private Capital Partners

(Exact name of Registrant as specified in its charter)

Delaware	000-56662	99-3198614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 51st Floor New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 715-3880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As of May 1, 2026, Third Point Private Capital Partners (the “Fund”) sold Class I common shares of beneficial interest (the “Shares”) in an unregistered offering. The final number of Shares sold was determined on June 16, 2026, as set forth in the table below:

Date of Unregistered Sale	Number of Class I Shares	Consideration
As of May 1, 2026 (number of shares finalized on June 16, 2026)	384,766	$10,000,000

The offer and sale of the Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions from registration provided by Section 4(a)(2) thereof and Regulation D and/or Regulation S promulgated thereunder. The Shares were sold pursuant to subscription agreements entered into between the Fund and the purchasers. The Fund relied, in part, on representations made by each purchaser in its subscription agreement that such purchaser was an “accredited investor” (as defined in Regulation D under the Securities Act) or a non-U.S. person (as defined in Regulation S under the Securities Act).

Item 8.01.	Other Events.

Net Asset Value

The net asset value (“NAV”) per Share of the Fund as of April 30, 2026, as determined in accordance with the Fund’s valuation policies and procedures, was as follows.

NAV as of April 30, 2026
Class I Common Shares	$25.99

As of April 30, 2026, the Fund had no outstanding Class S or Class D common shares of beneficial interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Third Point Private Capital Partners

Date: June 22, 2026	By:	/s/ Christopher W. Taylor
	Name:	Christopher W. Taylor
	Title:	President and Chief Executive Officer